EXHIBIT 10.E

EL PASO CORPORATION
EMPLOYEE STOCK
PURCHASE PLAN

Amended and Restated Effective as of July 1, 2005

EL PASO CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated Effective as of July 1, 2005

1. Purposes and Reactivation

     This Employee Stock Purchase Plan (the “Plan”) provides Eligible Employees of El Paso Corporation, a Delaware corporation, and its Subsidiaries an opportunity to (i) purchase shares of Common Stock of the Company at a discount from market prices, and (ii) increase ownership of the Company’s Common Stock, on the terms and conditions set forth below. It is the intention of the Company that options issued pursuant to the Plan shall constitute stock options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in the Plan in a manner consistent with the requirements of that section of the Code. The Plan is an amendment, restatement and reactivation of the “plan” as amended and restated effective as of January 29, 2002, as amended December 6, 2002, and as suspended January 1, 2003.

2. Definitions

     (a) Board of Directors—means the Board of Directors of El Paso Corporation.

     (b) Company—means El Paso Corporation, a Delaware corporation.

     (c) Compensation—means the total annual cash remuneration (before taxes) which an Eligible Employee receives as salary or wages, including base pay, payments for overtime, shift premium, bonuses, holiday pay, paid time off, short-term disability and other similar remuneration (grossed-up to reflect salary deferrals, if any, under Section 401(k) plans, Section 125 cafeteria plans, Section 132 plans and other qualified and nonqualified elective deferrals). Compensation shall not include other cash or non-cash remuneration such as payments under this or any other form of equity or fringe benefit program, expense reimbursements, allowances and payments attributable to foreign assignments, long-term disability and workers’ compensation payments, and lump-sum payments due to death, termination of employment or layoff.

     (d) Code—means the Internal Revenue Code of 1986, as amended.

     (e) Committee—means the Compensation Committee of the Board of Directors with respect to Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if required, and the Management Committee (consisting of the Chief Executive Officer and such other senior officers of the Company as he or she may designate) with respect to all other Participants.

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Employee Stock Purchase Plan

     (f) Common Stock—means the common stock, par value $3.00 per share, of the Company.

     (g) Eligible Employees—means those employees of the Company and its Subsidiaries who are eligible to participate in the Plan pursuant to Section 4.

     (h) Exercise Date—means the last Trading Day of each calendar month.

     (i) Exercise Price—means 95% of the Fair Market Value of a share of the Company’s Common Stock on the Exercise Date. In no event shall the Exercise Price be less than $1.00 per share of Company Common Stock.

     (j) Fair Market Value—means the average between the highest and lowest quoted selling prices at which the Company Common Stock is sold for a particular date as reported in the NYSE-Composite Transactions by The Wall Street Journal (or such other source as the Committee deems reliable) for such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

     (k) Grant Date—means January 1 of the calendar year, or with respect to the 2005 calendar year, July 1, 2005.

     (l) Offering Period—means any twelve-month period beginning on January 1 of a particular calendar year and ending on the last Trading Day of such calendar year, except that with respect to the 2005 calendar year, the Offering Period shall begin on July 1, 2005.

     (m) Participating Employee—means an Eligible Employee who elects to participate in the Plan pursuant to Section 5 hereof.

     (n) Plan Account—means an account maintained by the Company or its designated record keeper/custodian for each Eligible Employee participating in the Plan to which payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged, and to which shares of Common Stock purchased are credited.

     (o) Subsidiary—means a corporation (or other form of business association that is treated as a corporation for tax purposes) that is designated by the Committee from time to time from among a group consisting of the Company and its subsidiary corporations, for the purposes of participation in the Plan, of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company so as to qualify such corporation as a “subsidiary corporation” within the meaning of Section 424(f) of the Code. The participating Subsidiaries are set forth on Appendix A hereto, and are subject to change by the Committee.

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Employee Stock Purchase Plan

     (p) Trading Day—means any day on which the New York Stock Exchange (or any other established stock exchange or national market system the Committee deems appropriate) is open for trading.

3. Common Stock Subject to the Plan

     (a) Subject to Section 3(b), the Company shall make available five million (5,000,000) shares of its Common Stock for purchase under the Plan from shares held in the Company’s treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Committee.

     (b) In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors, upon the recommendation of the Committee, may make appropriate adjustments in the number of shares authorized for the Plan and with respect to the number of shares credited to each Participating Employee’s Plan Account.

4. Eligible Employees

     (a) An “Eligible Employee” is any individual who, as of each Grant Date of an Offering Period (and as of May 1 preceding the 2005 Grant Date and as of October 1 preceding each other such Grant Date), is a common law employee of the Company or a Subsidiary and whose customary employment with the Company or such Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on a short-term leave, approved by the Company or any Subsidiary, during which the employee receives no Compensation. To the extent required under Section 423 of the Code, where the period of unpaid leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed by statute or by contract, the employee relationship will be deemed to have terminated on the 91st day of such leave.

     (b) No Eligible Employee shall be granted an option to purchase shares of Common Stock on any Grant Date if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the Company’s outstanding Common Stock or five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section 4(b), the rules of Code Section 424(d) (relating to attribution of stock ownership) shall apply in determining the stock ownership of an Eligible Employee, and stock which the employee may purchase under outstanding options (whether or not subject to the special tax treatment provided by the Plan) shall be treated as stock owned by such employee.

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Employee Stock Purchase Plan

     (c) Notwithstanding any other provision of the Plan to the contrary, no Eligible Employee shall be granted an option to purchase shares of Common Stock under the Plan which permits such employee’s rights to purchase stock under all employee stock purchase plans that are intended to qualify under Code Section 423 and that are maintained by the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand U.S. dollars ($25,000) (or the equivalent thereof in other currencies) worth of stock determined at the Fair Market Value of the shares on the Grant Date for each calendar year. This paragraph shall be interpreted in accordance with applicable Code rules and regulations.

5. Participation in the Plan

     An Eligible Employee may participate in the Plan by completing and filing with the Company, or its designated record keeper/custodian, an election form or responding to enrollment procedures as set forth via an Internet website or a voice response system which authorizes payroll deductions from the employee’s Compensation during an enrollment period as specified by the Company. Such deductions shall commence with the first pay period in the Offering Period beginning after such form is filed and recorded with the Company or its designated record keeper/custodian and shall continue until the employee ceases participation in the Plan or the Plan is terminated.

6. Payroll Deductions

     Payroll deductions shall be made from the Compensation paid to each Participating Employee for each regular payroll period in such amounts as the Participating Employee shall authorize. The minimum payroll deduction shall be ten U.S. dollars ($10) per month up to a maximum of twenty-three thousand seven hundred fifty U.S. dollars ($23,750) per calendar year, with such deductions to be made from only the regular base salary payroll processing cycle (and not from bonus or other special payroll processing events). All payroll deductions made for a Participating Employee shall be credited to his or her Plan Account. Unless the Committee otherwise provides, if a Participating Employee’s Compensation is insufficient in any pay period to allow the entire payroll deduction contemplated under the Plan, all such available amounts shall be deducted and credited to the Participating Employee’s Plan Account for such pay period. Payroll deductions under the Plan shall be made only after all other withholdings, deductions, garnishments and similar deductions have been made. Notwithstanding any other provision to the contrary, the Committee may allow, subject to such terms and conditions as the Committee determines appropriate, Participating Employees to provide other sources of funds to satisfy such Participating Employees elected contributions, but in no event shall the total annual contribution by a Participating Employee exceed such Participating Employee’s Compensation.

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7. Changes in the Payroll Deductions

     (a) Increases. A Participating Employee may increase the amount of his or her payroll deduction by filing a new election form with the Company or its designated record keeper/custodian or responding via an Internet website or a voice response system during an enrollment period, as specified by the Company. The change shall become effective for the next Offering Period.

     (b) Decreases. A Participating Employee may decrease the amount of his or her payroll deduction by filing a new election form with the Company or its designated record keeper/custodian or responding via an Internet website or a voice response system sufficiently in advance, generally ten (10) Trading Days, to process such change before the next pay period.

     (c) Except as set forth in Section 8(a), other changes shall not be allowed during an Offering Period.

8. Termination of Participation in the Plan

     (a) Voluntary Cessation of Plan Participation. A Participating Employee, at any time and for any reason, may voluntarily terminate participation in the Plan by written notification, or appropriate procedures set forth via an Internet website or a voice response system or otherwise as the Company may determine, of withdrawal delivered to the appropriate payroll office or designated record keeper/custodian sufficiently in advance, generally ten (10) Trading Days, to process such change before the next pay period. In such event, payroll deductions will cease and any payroll deductions and other funds credited to such Participating Employee’s Plan Account shall be used to purchase shares of Common Stock on the next Exercise Date. An employee whose participation in the Plan has voluntarily terminated may not rejoin the Plan until the next Offering Period following the date of such termination.

     (b) Employment Termination and Death. A Participating Employee’s participation in the Plan shall be terminated involuntarily upon (i) termination of his or her employment with the Company or its Subsidiaries for any reason, or (ii) death of the Participating Employee. In each event, payroll deductions shall cease and any payroll deductions and other funds credited to the Participating Employee’s Plan Account shall be used to purchase additional shares of Common Stock on the next Exercise Date.

     (c) Retirement and Permanent Disability. In the event the Participating Employee retires or becomes permanently disabled, payroll deduction will cease and any payroll deductions and other funds credited to such employee’s Plan Account shall be used to purchase shares of Common Stock on the next Exercise Date unless the employee requests to receive such amounts, in a manner determined by the Committee and such notice is received sufficiently in advance of the next Exercise Date, generally ten (10) Trading Days, to process such request.

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Employee Stock Purchase Plan

     In the event a Participating Employee’s participation in the Plan is terminated pursuant to this Section 8, then such Participating Employee may allow shares of Common Stock credited to the Participating Employee’s (or former employee’s) Plan Account to remain therein (at such person’s expense, if any), or at any time, request withdrawal of all or a portion of such account in the manner specified in the Plan or by the Committee.

9. Purchase of Shares

     (a) On each Grant Date, each Participating Employee shall be deemed to have been granted an option to purchase up to that number shares of Common Stock as provided in this Section 9.

     (b) Each option shall be for a number of shares up to the maximum number acquirable through the payroll deductions allowed under Section 6 above, but no more than three thousand (3,000) shares during any one Offering Period (including the short Offering Period commencing July 1, 2005). Each option shall be for a term of not more than one year and shall be exercised as provided below.

     (c) On each Exercise Date, each Participating Employee who is a common law employee of the Company or a Subsidiary shall be deemed to have exercised his or her option granted, pursuant to Section 9(a). On each Exercise Date, the Company shall apply the funds (exclusive of dividends and other distributions, if any) credited to each Participating Employee’s Plan Account, pursuant to Section 6 above, to the purchase (without commissions or fees) of that number of shares of Common Stock determined by dividing the Exercise Price into the balance in the employee’s Plan Account on the Exercise Date, subject to the limitations in Sections 4(b) and 4(c).

     (d) As soon as practicable after each Exercise Date, a statement shall be delivered to each Participating Employee regarding his or her Plan Account, which may include, among other things and to the extent necessary and appropriate, (i) the name, address and federal identification number of the Company and the Participating Employee; (ii) the amounts of payroll deductions or other funds credited to the Plan Account; (iii) the Exercise Price; (iv) the date of purchase or transfer; (v) the number of shares purchased or transferred; (vi) a statement that the purchase of shares is pursuant to a Code Section 423 plan; and (vii) the balance in the Plan Account.

10. Rights as a Stockholder

     (a) As promptly as practicable after each Exercise Date, a Participating Employee shall be treated as the beneficial owner of his or her shares purchased pursuant to the Plan, and such shares shall be credited to a book-entry account maintained for the benefit of the Participating Employee by the record keeper/custodian selected by the Company. A Participating Employee may request that a stock certificate for all or a portion of the shares credited to the Participating Employee’s Plan Account be issued,

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Employee Stock Purchase Plan

provided the shares have been held by the Participating Employee more than two (2) years from the beginning of the Offering Period during which they were purchased or one (1) year from the Exercise Date, whichever is longer, and the Participating Employee pays any fees associated with the issuance of such stock certificate. A Participating Employee may request that a stock certificate for all or a portion of the shares credited to the Participating Employee’s Plan Account which have been held by the Participating Employee less than two (2) years from the beginning of the Offering Period during which they were purchased or one (1) year from the Exercise Date, whichever is longer, be issued only in the event the Plan Administrator determines the request is a result of a gratuitous disposition of the shares. A cash payment (less any applicable fees to sell a fractional share) shall be made for any fraction of a share of Common Stock in such account, if necessary to close the account.

     (b) A Participating Employee shall have all ownership rights with respect to the whole number of shares credited to the Plan Account, including the right to vote such shares of Common Stock and to receive dividends or other distributions, if any. Unless the Committee shall determine otherwise, any dividends or distributions which may be declared thereon by the Board of Directors will be reinvested by the record keeper/custodian in additional shares of Common Stock for the Participating Employee within a reasonable time (as determined by the Committee) following such dividend payment date or distribution date, and shall be invested based upon the Fair Market Value on the date of such investment (without any discount).

11. Rights Not Transferable

     Rights under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee or by the employee’s guardian or legal representative. No rights or payroll deductions of a Participating Employee under the Plan shall be subject to execution, attachment, levy, garnishment or similar process.

12. Sale of Shares

     Should a Participating Employee choose to sell shares purchased under the Plan, such Participating Employee shall be responsible to pay any and all applicable brokerage fees and associated costs related to such sale. Sales requested by a Participating Employee shall occur as soon as administratively feasible after the receipt of such request, but neither the Committee nor the Company nor any Subsidiary shall be liable for any delay in the execution of such request. Participating Employees bear the risk of stock price fluctuation between the time they place the order to sell and the time the shares are actually sold. Additionally, Participating Employees who have requested to sell shares may receive the average of the prices of all shares sold under the Plan for a particular day.

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13. Application of Funds

     All funds of Participating Employees received or held by the Company under the Plan before purchase of the shares of Common Stock may be held in bank accounts of the Company or may be used by the Company for general corporate purposes. The Company shall not be obligated to segregate payroll deductions. No interest shall accrue on the payroll deductions which are received and held by the Company under the Plan or credited to the Participating Employee’s Plan Account.

14. Administration of the Plan

     The Plan shall be administered by the Committee, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Without limiting the full discretion of the Committee in the administration of the Plan, the Committee may limit the percentage or dollar amount of Compensation that may be contributed under the Plan, change the frequency of payroll deductions, modify the frequency or number of changes in the amount of payroll deductions to be made during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participating Employee in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participating Employee properly correspond with amounts withheld from the Participating Employee’s Compensation, establish, collect, amend or waive administrative or other fees to be assessed Participating Employees incident to their participation in the Plan (including those fees set forth in Section 12), and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan and with the requirements (including any non-discrimination requirements) of the Code. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. Every finding, decision and determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

15. Amendments to the Plan

     The Board of Directors may at any time and for any reason terminate or amend the Plan, and/or delegate authority for any amendments to the Committee. Except as provided in Section 16 hereof, no such termination or amendment shall affect options previously granted or adversely affect the rights of any Participating Employee with respect thereto. Without shareholder consent and without regard to whether any Participating Employee rights may have been considered to have been “adversely affected,” the Plan may be amended to change the Offering Periods, change the Exercise

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Dates, increase the Exercise Price or change the amount of allowable payroll deductions. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as required.

16. Change in Control

     In the event of a Change in Control of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “Change of Control Exercise Date”) and any Offering Period then in progress shall end on the Change of Control Exercise Date. The Change of Control Exercise Date shall be before the date of the Company’s proposed sale or merger. The Committee shall notify each Participating Employee in writing, at least ten (10) Trading Days prior to the Change of Control Exercise Date, that the Exercise Date for the Participating Employee’s option has been changed to the Change of Control Exercise Date and that the Participating Employee’s option shall be exercised automatically on the Change of Control Exercise Date, unless prior to such date the Participating Employee has withdrawn from the Offering Period, as provided for in Sections 5 and 8 hereof. For purposes of this Plan, a “Change in Control” shall be deemed to occur upon the occurrence of any of the following after the Effective Date:

     (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty percent (20%) of (A) the then-outstanding shares of Common Stock (or any other securities into which such shares of Common Stock are changed or for which such shares of Common Stock are exchanged) (the “Shares”) or (B) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (i), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (a) the Company or (b) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (2) the Company or any Related Entity, or (3) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

     (ii) The individuals who, as of the Effective Date, are members of the Board of Directors (the “Incumbent Board of Directors”), cease for any reason to constitute at least a majority of the members of the Board of Directors or, following a Merger (as hereinafter defined), the board of directors of (x) the

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corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board of Directors, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board of Directors; and provided, further, however, that no individual shall be considered a member of the Incumbent Board of Directors if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

     (iii) The consummation of:

     (A) A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

     (a) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

     (b) the individuals who were members of the Incumbent Board of Directors immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

     (c) no Person other than (i) the Company, (ii) any Related Entity, or (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (iv) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the

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combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

     (B) A complete liquidation or dissolution of the Company; or

     (C) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

17. Effective Date, Suspension and Termination of the Plan

     (a) The Plan was originally adopted by the Board of Directors effective as of January 20, 1999, and the stockholders approved the Plan on April 22, 1999. The Board of Directors amended and restated the Plan effective as of January 29, 2002, to increase the number of shares available for issuance under the Plan, and the amended and restated Plan was approved by the stockholders of the Company on May 20, 2002. The Plan was suspended on January 1, 2003, and reactivated pursuant to this amended and restated Plan by action of the Committee (through delegation of power by the Board of Directors), effective as of July 1, 2005. Stockholder approval of the Plan as amended and restated effective as of July 1, 2005 is not required by the provisions of the Section 423 of the Code.

     (b) The Plan shall terminate upon the earliest of (i) the termination of the Plan by the Board of Directors, as specified below, (ii) December 31, 2009, or (iii) when no

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more shares remain to be purchased under the Plan. The Board of Directors may terminate the Plan, but only as of the Trading Day immediately following an Exercise Date. If on an Exercise Date, Participating Employees in the aggregate have options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participating Employee shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis and any excess payroll deductions or other monies contributed by such employee shall be returned to such employees, all as provided by rules and regulations adopted by the Committee.

18. Costs

     All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any brokerage fees or certificate costs incurred in the sale of the shares of Common Stock by any Participating Employee shall be handled in accordance with Sections 10 and 12 of the Plan, and any administrative or other fees established by the Committee pursuant to Section 14 of the Plan shall be handled as specified by the Committee.

19. Purchase for Investment Purposes

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participating Employee in the conduct of such employee’s own affairs. A Participating Employee may therefore sell shares of Common Stock purchased under the Plan at any time the Participating Employee chooses, subject to compliance with any applicable federal or state securities laws. Because of certain federal tax requirements, each Participating Employee agrees, by enrolling in the Plan, to notify the Company of any sale or other disposition of shares of Common Stock held by the Participating Employee less than two (2) years from the beginning of the Offering Period during which they were purchased or one (1) year from the Exercise Date, whichever is longer, indicating the number of such shares of Common Stock disposed of. The Company shall be entitled to presume that a Participating Employee has disposed of any shares of Common Stock for which the Participating Employee has requested a certificate. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under all applicable laws, rules, and regulations, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

20. Governmental Regulations

     Notwithstanding anything else in the Plan, options shall not be exercisable or exercised and shares of Common Stock shall not be issued with respect to an option to purchase unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the

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requirements of any stock exchange upon which the shares of Common Stock may then be listed. As a condition to the exercise of an option, the Company may require a Participating Employee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21. Applicable Law

     The Plan shall be interpreted under the laws of the State of Texas, unless preempted by federal law. The Plan is not to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Section 423 of the Code. Any provisions required to be set forth in the Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

22. Effect on Employment

     The provisions of the Plan shall not affect the right of the Company or any Subsidiary or any Participating Employee to terminate his or her employment with the Company or Subsidiary. Any income Participating Employees may realize as a result of participating in the Plan shall not be considered as part of a Participating Employee’s salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries.

23. Taxes

     At the time an option to purchase is exercised, in whole or in part, or at the time all or a portion of the shares of Common Stock purchased under the Plan are disposed of, the Participating Employee must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the shares of Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participating Employee’s Compensation or other wages or amounts payable to the Participating Employee (whether or not such person at the time continues to participate or to be eligible to participate in the Plan, and regardless of whether or not such person at the time continues to be employed by the Company or any Subsidiary) the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to any sale or early disposition of shares of Common Stock by the Participating Employee.

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24. Loans

     Subject to applicable laws, the Committee may allow Participating Employees to borrow money against the value of the Common Stock held in such Participating Employee’s Plan Account. In such event, the Participating Employee and his or her Plan Account will be subject to certain terms, conditions and restrictions as the Committee, its designated record keeper/custodian, or financial institution may deem necessary or appropriate to secure the shares in the Plan Account as collateral for such loan.

25. Beneficiaries

     A Participating Employee may file with the Company or its designated record keeper/custodian, a written designation of a beneficiary who is entitled to receive any shares of Common Stock, accumulated payroll deductions, dividends or other distributions, if any, held for the Participating Employee under the Plan, in the event of the employee’s death. If the Participating Employee is married and the designated beneficiary is not the spouse, written spousal consent shall be required for such designation to be effective. A Participating Employee may change the designation of a beneficiary at any time by written notice, unless the current designated beneficiary is a spouse, in which case, written spousal consent shall be required. If no beneficiary is designated, the designation is ineffective, or in the event the beneficiary dies before the balance of a Participating Employee’s Plan Account is paid, the balance shall be paid to the Participating Employee’s spouse or, if there is no surviving spouse, to his or her lineal descendants, pro rata, or, if there is no surviving spouse or any lineal descendant, to the employee’s estate.

26. Notices

     All notices or other communications by an Eligible Employee to the Company or a Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices and other communications to any Eligible Employee or Participating Employee shall be made to the address maintained on the Company’s payroll records.

El Paso Corporation	Page 14
Employee Stock Purchase Plan

     IN WITNESS WHEREOF, the Company has caused the Plan to be amended and restated effective as of July 1, 2005.

EL PASO CORPORATION
By /s/ Susan B. Ortenstone
Susan B. Ortenstone
Its Senior Vice President, Human Resources

ATTEST:

By	/s/ David L. Siddall

Corporate Secretary

El Paso Corporation	Page 15
Employee Stock Purchase Plan